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                                                                    EXHIBIT 23-6


                            [DELOITTE & TOUCHE LLP LETTERHEAD]



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of DTE Energy Company on Form S-8 of our reports dated June 26, 1995, appearing in the Annual Reports on Form 11-K of The Detroit Edison Savings & Investment Plan, The Detroit Edison Savings & Investment Plan for Employees Represented by Local 223 of the Utility Workers Union of America and The Detroit Edison Savings & Investment Plan for Employees Represented by Local 17 of the International Brotherhood of Electrical Workers for the year ended December 31, 1994.


/s/ Deloitte & Touche LLP

January 2, 1996